EXHIBIT 21.1

SUBSIDIARIES

OF

SM ENERGY COMPANY

A.                                   Wholly-owned subsidiaries of SM Energy Company, a Delaware corporation:

1.             Four Winds Marketing, LLC, a Colorado limited liability company

2.             SMT Texas LLC, a Colorado limited liability company

3.             Energy Leasing, Inc., an Oklahoma corporation

4.             Belring GP LLC, a Delaware limited liability company

5.             St. Mary Energy Louisiana LLC, a Delaware limited liability company

6.             Hilltop Investments, a Colorado general partnership

7.             Parish Ventures, a Colorado general partnership

B.                                     Other subsidiaries of SM Energy Company:

1.                                       Box Church Gas Gathering, LLC, a Colorado limited liability company (59%)

C.                                     Partnership or limited liability company interests held by SM Energy Company:

1.                                       Potato Creek Midstream, LLC, a Pennsylvania limited liability company (70%)

2.                                       Wilkinson Pipeline, LLC, a Mississippi limited liability company (24%)

3.                                       Trinity River Systems, LTD, a Texas limited partnership (21%)

4.                                       1977 H.B Joint Account, a Colorado general partnership (8%)

5.                                       1976 H.B Joint Account, a Colorado general partnership (9%)

6.                                       1974 H.B Joint Account, a Colorado general partnership (4%)

7.                                       Sycamore Gas Systems, an Oklahoma general partnership (3%)

D.                                    Partnership interests held by SMT Texas, LLC:

1.                                       St. Mary Land East Texas LP, a Texas limited partnership (99%) (the remaining 1% interest is held by SM Energy Company)